NEWS RELEASE

EVEREST GROUP, LTD.

Seon place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contacts

Media: Dawn Lauer	Investors: Matt Rohrmann
Chief Communications Officer	Head of Investor Relations
908.300.7670	908.604.7343

Everest Reports Fourth Quarter and Full-Year 2023 Results
Record Annual Net Income of $2.5 billion and Operating Income of $2.8 billion
Annual 20.9% Net Income ROE and 23.1% Operating Income ROE; TSR1 of 26.5%
Fourth Quarter Net Income of $804 million and Operating Income of $1.1 billion
Well Positioned in 2024 Following Outstanding 1/1 Renewals

HAMILTON, Bermuda – (BUSINESS WIRE) – February 7, 2024 – Everest Group, Ltd. (NYSE: EG), a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions, today reported its fourth quarter 2023 results.

Full Year 2023 Highlights
•20.9% Net Income ROE and 23.1% Operating Income ROE; Total Shareholder Return of 26.5%1
•$16.6 billion in gross written premium with year-over-year growth of 20.9%2 as reported for the Group, 26.4%2 for Reinsurance, and 10.3%2 for Insurance
•Combined ratios of 90.9% for the Group, 86.4% for Reinsurance and 103.0% for Insurance
•Group attritional combined ratio of 86.9% when excluding the impact of 0.7 points from profit commissions associated with net favorable loss reserve development versus 87.4% in the prior year
•$451 million of pre-tax catastrophe losses net of recoveries and reinstatement premiums, versus $945 million in the prior year
•Net investment income increased over $600 million to $1.4 billion, a company record
•Book value per share excluding unrealized gains (losses) on AFS fixed maturity investments increased 23.8% to $320.95 versus $259.18 at December 31, 2022
•Strong operating cashflow for the year of $4.6 billion, a company record

Fourth Quarter 2023 Highlights
•23.8% Net Income ROE and 32.4% Operating Income ROE
•$4.3 billion in gross written premium with year-over-year growth of 18.3%2 for the Group, 21.9%2 for Reinsurance, and 11.6%2 for Insurance
•Combined ratios of 93.2% for the Group, 78.8% for Reinsurance and 132.4% for Insurance
•Group attritional combined ratio of 86.7% when excluding the impact of 2.6 points from profit commissions associated with favorable loss reserve development versus 87.3% in the prior year
•Net favorable development of approximately $5 million in prior year loss reserves, resulting in a decrease of 0.1 points on the combined ratio for the Group. Reinsurance benefited from favorable development of $397 million, largely from mortgage and short-tail lines. Insurance reserves were strengthened by $392 million to address the impact of social inflation for long-tail lines, focused on the 2016 to 2019 accident years.
•$143 million of pre-tax catastrophe losses net of recoveries and reinstatement premiums, primarily driven by Hurricane Otis, versus $15 million in the prior year
•Net investment income improved to $411 million versus $210 million in the prior year fourth quarter, a company record, driven by strong fixed income and alternative investment returns
•Successful execution of our strategy to sell $3.3 billion of lower yielding bonds in the quarter, reinvesting the proceeds into higher-yielding securities with enhanced overall credit quality, contributing to after-tax net realized losses of approximately $211 million and extending duration from 2.7 to 3.3 years sequentially. This is expected to add significant additional interest income in 2024 and beyond.
•Recognized a $578 million tax benefit from realized deferred taxes accrued driven by the change in Bermuda tax law. This is a preliminary estimate and subject to change.
•Strong operating cashflow for the quarter of $1.0 billion, in-line with the prior year quarter
•With the successful completion of January 1 renewals, we were able to fully deploy the remaining capital raised in May, as well as optimize our hedging strategy

Footnote 1 denotes annualized figure; represents Total Shareholder Return or "TSR"
Footnote 2 denotes constant currency figure and excludes reinstatement premiums

“Everest's strong fourth quarter performance capped off an exceptional 2023, delivering record annual results in underwriting income, net investment income, operating income, net income, and cash flow from operations. We executed on our strategic objectives, while delivering an operating ROE of over 23% and a Total Shareholder Return of over 26% for the full year," said Juan C. Andrade, Everest President and CEO. "2023 was the most profitable year in our history. The Everest of today is a stronger and more sophisticated company. We are delivering leading financial returns and we are on track to achieve the targets we set out at our most recent Investor Day. The strength and flexibility of our business was apparent in the fourth quarter as we continued to generate leading returns and further solidified our balance sheet. Everest has entered 2024 stronger and better positioned to take advantage of market opportunities in both franchises. This is evidenced by another well-executed and outstanding January 1 reinsurance renewal and improved primary pricing, generating excellent outcomes for our global portfolio. Looking ahead, we remain focused on achieving our strategic plan goals, with significant momentum across both businesses, and an exceptional team driving even greater value for our shareholders."

Summary of Fourth Quarter 2023 Net Income and Other Items
•Net Income of $804 million, equal to $18.53 per diluted share versus fourth quarter 2022 net income of $496 million, equal to $12.66 per diluted share
•Operating income of $1.1 billion, equal to $25.18 per diluted share versus fourth quarter 2022 net operating income of $478 million, equal to $12.21 per diluted share
•GAAP combined ratio of 93.2%, including 4.3 points of catastrophe losses versus the fourth quarter 2022 figure of 87.8%, including 0.5 points of catastrophe losses

The following table summarizes the Company’s Net Income and related financial metrics.

Net income and operating income	Q4	Year to Date	Q4	Year to Date
All values in USD millions except for per share amounts and percentages	2023	2023	2022	2022
Everest Group
Net income (loss)	804	2,517	496	597
Operating income (loss) (1)	1,093	2,776	478	1,065

Net income (loss) per diluted common share	18.53	60.19	12.66	15.19
Net operating income (loss) per diluted common share	25.18	66.39	12.21	27.08

Net income (loss) return on average equity (annualized)	23.8%	20.9%	20.1%	6.0%
After-tax operating income (loss) return on average equity (annualized)	32.4%	23.1%	19.4%	10.6%
Notes
(1) Refer to the reconciliation of net income to net operating income found on page 8 of this press release

Shareholders' Equity and Book Value per Share	Q4	Year to Date	Q4	Year to Date
All values in USD millions except for per share amounts and percentages	2023	2023	2022	2022
Beginning shareholders' equity	11,226	8,441	7,649	10,139
Net income (loss)	804	2,517	496	597
Change - unrealized gains (losses) - Fixed inc. investments	1,146	986	250	(1,948)
Dividends to shareholders	(76)	(288)	(65)	(255)
Purchase of treasury shares	—	—	(1)	(61)
Public equity offering of shares	—	1,445	—	—
Other	103	102	110	(31)
Ending shareholders' equity	13,202	13,202	8,441	8,441

Common shares outstanding		43.4		39.2
Book value per common share outstanding		304.29		215.54
Less: Unrealized appreciation/depreciation of fixed maturity investments ("URAD")		(16.65)		(43.64)
Adjusted book value per common share outstanding excluding URAD		320.95		259.18

Change in BVPS adjusted for dividends		44.3%		(14.0)%
Total Shareholder Return ("TSR") - Annualized		26.5%		5.4%
Common share dividends paid - last 12 months		6.80		6.50

The following information summarizes the Company’s underwriting results, on a consolidated basis and by segment – Reinsurance and Insurance, with selected commentary on results by segment.

Underwriting information - Everest Group	Q4	Year to Date	Q4	Year to Date	Year on Year Change
All values in USD millions except for percentages	2023	2023	2022	2022	Q4	Year to Date
Gross written premium	4,323	16,637	3,639	13,952	18.8%	19.2%
Net written premium	3,861	14,730	3,188	12,344	21.1%	19.3%

Loss Ratio:
Current year	58.9%	59.2%	59.6%	59.8%	(0.7) pts	(0.6) pts
Prior year	(0.1)%	—%	—%	—%	(0.1) pts	— pts
Catastrophe	4.3%	3.5%	0.5%	9.0%	3.8 pts	(5.5) pts
Total Loss ratio	63.0%	62.7%	60.1%	68.7%	2.9 pts	(6.0) pts
Commission and brokerage ratio	23.8%	22.0%	21.6%	21.4%	2.2 pts	0.6 pts
Other underwriting expenses	6.3%	6.3%	6.0%	5.8%	0.3 pts	0.5 pts
Combined ratio	93.2%	90.9%	87.8%	96.0%	5.4 pts	(5.1) pts
Attritional combined ratio (1), (3)	89.3%	87.6%	87.3%	87.4%	2.0 pts	0.2 pts

Pre-tax net catastrophe losses (2)	143	451	15	945
Pre-tax net unfavorable (favorable) prior year reserve development	(5)	(5)	—	(1)
Notes
(1) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, COVID-19 losses and losses from the Russia/Ukraine war.
(2) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums
(3) The attritional combined ratio for quarter and year ended December 31, 2023 included approximately $94m of profit commission related to loss reserves releases. Excluding this profit commission, the Group’s attritional combined ratio would have been 86.7% and 86.9% for the quarter and year ended December 31, 2023, respectively.

Reinsurance Segment – Quarterly Highlights
•Gross written premiums grew 21.9% on a constant dollar basis and excluding reinstatement premiums, to approximately $2.9 billion. Growth was broad-based across geographies and lines.
•Growth was driven by 39.2% growth in Property Pro-Rata, 23.3% growth in Property Catastrophe XOL, and 45.2% growth in Property Non-Catastrophe XOL, when adjusting for reinstatement premiums, as pricing increases and a flight to quality continue globally.
•Robust pricing momentum continued in the fourth quarter, with Cat pricing up over 45% with improved terms/conditions.
•Attritional loss ratio improved 40-basis points over last year to 57.8%, while the attritional combined ratio improved 90-basis points to 85.1%, when excluding the impact of 3.6 points from profit commissions associated with favorable loss reserve development.
•Net favorable prior year development of $397 million, primarily driven by a combination of well-seasoned mortgage and short-tail lines.
•Pre-tax catastrophe losses were $135 million net of estimated recoveries and reinstatement premiums, driven by Hurricane Otis as well as a number of mid-sized events globally.

Underwriting information - Reinsurance segment	Q4	Year to Date	Q4	Year to Date	Year on Year Change
All values in USD millions except for percentages	2023	2023	2022	2022	Q4	Year to Date
Gross written premium	2,894	11,460	2,360	9,248	22.6%	23.9%
Net written premium	2,754	10,802	2,301	8,919	19.7%	21.1%

Loss Ratio:
Current year	57.6%	57.6%	58.2%	58.5%	(0.6) pts	(0.9) pts
Prior year	(15.2)%	(4.1)%	0.3%	0.1%	(15.5) pts	(4.2) pts
Catastrophe	5.5%	4.6%	0.5%	10.8%	5.0 pts	(6.2) pts
Total Loss ratio	47.9%	58.1%	59.0%	69.4%	(11.1) pts	(11.3) pts
Commission and brokerage ratio	28.4%	25.7%	24.9%	24.6%	3.5 pts	1.1 pts
Other underwriting expenses	2.5%	2.6%	2.8%	2.5%	(0.3) pts	0.1 pts
Combined ratio	78.8%	86.4%	86.8%	96.5%	(8.0) pts	(10.1) pts
Attritional combined ratio (1), (3)	88.7%	86.1%	86.0%	86.2%	2.7 pts	(0.1) pts

Pre-tax net catastrophe losses (2)	135	430	10	820
Pre-tax net unfavorable (favorable) prior year reserve development	(397)	(397)	7	5
Notes
(1) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, COVID-19 losses and losses from the Russia/Ukraine war.
(2) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums
(3) The attritional combined ratio for quarter and year ended December 31, 2023 included approximately $94m of profit commission related to loss reserves releases. Excluding this profit commission, the Reinsurance Segment’s attritional combined ratio would have been 85.1% for the quarter and year ended December 31, 2023, respectively.

Insurance Segment – Quarterly Highlights
•Gross written premiums rose to $1.4 billion, a 11.6% increase year-over-year in constant dollars, driven by a diversified mix of property and specialty lines, partially offset by lower written premiums in monoline workers' compensation and financial lines.
•Pre-tax catastrophe losses were $8 million, net of estimated recoveries and reinstatement premiums, relatively in-line with the prior year.
•Net reserve strengthening of $392 million, reflecting our proactive approach to casualty line reserves, which are impacted by well-defined social inflation factors, focused on accident years 2016 to 2019.
•Attritional loss ratio improved 70-basis points over last year to 62.6%, driven by favorable current year loss experience and business mix.
•Expense ratio of 28.2% with continued investment in systems, talent, and our global platform.
•Pricing continues to exceed loss trend.

Underwriting information - Insurance segment	Q4	Year to Date	Q4	Year to Date	Year on Year Change
All values in USD millions except for percentages	2023	2023	2022	2022	Q4	Year to Date
Gross written premium	1,428	5,177	1,278	4,704	11.7%	10.0%
Net written premium	1,107	3,929	887	3,426	24.8%	14.7%

Loss Ratio:
Current year	62.5%	63.6%	63.3%	63.2%	(0.8) pts	0.4 pts
Prior year	40.8%	10.8%	(0.9)%	(0.2)%	41.7 pts	11.0 pts
Catastrophe	0.9%	0.6%	0.6%	3.9%	0.3 pts	(3.3) pts
Total Loss ratio	104.2%	75.0%	63.1%	66.9%	41.1 pts	8.1 pts
Commission and brokerage ratio	11.6%	11.8%	12.7%	12.9%	(1.1) pts	(1.1) pts
Other underwriting expenses	16.6%	16.2%	14.7%	14.6%	1.9 pts	1.6 pts
Combined ratio	132.4%	103.0%	90.5%	94.4%	41.8 pts	8.6 pts
Attritional combined ratio (1)	90.8%	91.7%	90.7%	90.7%	0.1 pts	1.0 pts

Pre-tax net catastrophe losses (2)	8	20	5	125
Pre-tax net unfavorable (favorable) prior year reserve development	392	392	(7)	(7)
Notes
(1) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, COVID-19 losses and losses from the Russia/Ukraine war.
(2) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums

Investments and Shareholders’ Equity as of December 31, 2023
•Total invested assets and cash of $37.1 billion versus $29.9 billion on December 31, 2022
•Shareholders’ equity of $13.2 billion vs. $8.4 billion on December 31, 2022, including $723 million of unrealized net losses on AFS fixed maturity investments
•Shareholders’ equity excluding unrealized gains (losses) on AFS fixed maturity investments of $13.9 billion versus $10.1 billion on December 31, 2022
•Book value per share of $304.29 versus $215.54 at December 31, 2022
•Book value per share excluding unrealized gains (losses) on AFS fixed maturity investments of $320.95 versus $259.18 at December 31, 2022
•Common share dividends declared and paid in the quarter of $1.75 per share equal to $76 million

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market and investment income fluctuations, trends in insured and paid losses, catastrophes, pandemic, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Everest
Everest Group, Ltd. (Everest) is a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions that address customers’ most pressing challenges. Known for a 50-year track record of disciplined underwriting, capital and risk management, Everest, through its global operating affiliates, is committed to underwriting opportunity for colleagues, customers, shareholders, and communities worldwide.

Everest common stock (NYSE: EG) is a component of the S&P 500 index.

Additional information about Everest, our people, and our products can be found on our website at www.everestglobal.com.

A conference call discussing the results will be held at 8:00 a.m. Eastern Time on February 8, 2024. The call will be available on the Internet through the Company’s website at https://www.everestglobal.com/investor-relations.

Recipients are encouraged to visit the Company’s website to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestglobal.com in the “Investors/Financials/Quarterly Results” section of the website. The supplemental financial information may also be obtained by contacting the Company directly.

_______________________________________________
The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance. After-tax operating income (loss) consists of net income (loss) excluding after-tax net gains (losses) on investments and after-tax net foreign exchange income (expense) as the following reconciliation displays:

(Dollars in millions, except per share amounts)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023		2022		2023		2022

	(unaudited)				(unaudited)

	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
After-tax operating income (loss)	$1,093	$25.18	$478	$12.21	$2,776	$66.39	$1,065	$27.08
After-tax net gains (losses) on investments	(220)	(5.06)	49	1.25	(236)	(5.65)	(366)	(9.30)
After-tax net foreign exchange income (expense)	(69)	(1.60)	(31)	(0.80)	(23)	(0.55)	(102)	(2.60)

Net income (loss)	$804	$18.53	$496	$12.66	$2,517	$60.19	$597	$15.19

(Some amounts may not reconcile due to rounding.)

Although net gains (losses) on investments and net foreign exchange income (expense) are an integral part of the Company’s insurance operations, the determination of net gains (losses) on investments and foreign exchange income (expense) is independent of the insurance underwriting process. The Company believes that the level of net gains (losses) on investments and net foreign exchange income (expense) for any particular period are not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above. The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.
--Financial Details Follow--

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
(Dollars in millions, except per share amounts)	2023	2022	2023	2022
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$3,578	$3,012	$13,443	$11,787
Net investment income	411	210	1,434	830
Total net gains (losses) on investments	(255)	64	(276)	(455)
Other income (expense)	(75)	(30)	(14)	(102)
Total revenues	3,659	3,256	14,587	12,060

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	2,254	1,811	8,427	8,100
Commission, brokerage, taxes and fees	853	651	2,952	2,528
Other underwriting expenses	226	182	846	682
Corporate expenses	18	16	73	61
Interest, fees and bond issue cost amortization expense	36	27	134	101
Total claims and expenses	3,387	2,687	12,432	11,472

INCOME (LOSS) BEFORE TAXES	272	568	2,154	588
Income tax expense (benefit)	(532)	72	(363)	(9)

NET INCOME (LOSS)	$804	$496	$2,517	$597

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	923	223	743	(2,037)
Reclassification adjustment for realized losses (gains) included in net income (loss)	223	28	244	89
Total URA(D) on securities arising during the period	1,146	251	986	(1,948)

Foreign currency translation and other adjustments	76	86	59	(77)

Benefit plan actuarial net gain (loss) for the period	15	15	15	15
Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	—	—	2	2
Total benefit plan net gain (loss) for the period	16	15	17	17
Total other comprehensive income (loss), net of tax	1,238	352	1,063	(2,008)

COMPREHENSIVE INCOME (LOSS)	$2,041	$848	$3,580	$(1,411)

EARNINGS PER COMMON SHARE:
Basic	$18.53	$12.66	$60.19	$15.19
Diluted	18.53	12.66	60.19	15.19

EVEREST GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	December 31,
(Dollars and share amounts in millions, except par value per share)	2023	2022
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at fair value	$27,740	$22,236
(amortized cost: 2023, $28,568; 2022, $24,191, credit allowances: 2023, $(48); 2022, $(54))
Fixed maturities - held to maturity, at amortized cost
(fair value: 2023, $854; 2022, $821, net of credit allowances: 2023, $(8); 2022, $(9))	855	839
Equity securities, at fair value	188	281
Other invested assets	4,794	4,085
Short-term investments	2,127	1,032
Cash	1,437	1,398
Total investments and cash	37,142	29,872
Accrued investment income	324	217
Premiums receivable (net of credit allowances: 2023, $(41); 2022, $(29))	4,768	3,619
Reinsurance paid loss recoverables (net of credit allowances: 2023, $(26); 2022, $(23))	164	136
Reinsurance unpaid loss recoverables	2,098	2,105
Funds held by reinsureds	1,135	1,056
Deferred acquisition costs	1,247	962
Prepaid reinsurance premiums	713	610
Income tax asset, net	868	459
Other assets (net of credit allowances: 2023, $(9); 2022, $(5))	941	930
TOTAL ASSETS	$49,399	$39,966

LIABILITIES:
Reserve for losses and loss adjustment expenses	24,604	22,065
Unearned premium reserve	6,622	5,147
Funds held under reinsurance treaties	24	13
Amounts due to reinsurers	650	567
Losses in course of payment	171	74
Senior notes	2,349	2,347
Long-term notes	218	218
Borrowings from FHLB	819	519
Accrued interest on debt and borrowings	22	19
Unsettled securities payable	137	1
Other liabilities	582	555
TOTAL LIABILITIES	36,197	31,525

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50.0 shares authorized; no shares issued and outstanding	—	—
Common shares, par value: $0.01; 200.0 shares authorized; (2023) 74.2 and (2022) 69.9
outstanding before treasury shares	1	1
Additional paid-in capital	3,773	2,302
Accumulated other comprehensive income (loss), net of deferred income tax expense (benefit)
of $(99) at 2023 and $(250) at 2022	(934)	(1,996)
Treasury shares, at cost: 30.8 shares (2023) and 30.8 shares (2022)	(3,908)	(3,908)
Retained earnings	14,270	12,042
Total shareholders' equity	13,202	8,441
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$49,399	$39,966

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31
(Dollars in millions)	2023	2022
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,517	$597
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(1,064)	(435)
Decrease (increase) in funds held by reinsureds, net	(66)	(197)
Decrease (increase) in reinsurance recoverables	143	(413)
Decrease (increase) in income taxes	(559)	(181)
Decrease (increase) in prepaid reinsurance premiums	(46)	(166)
Increase (decrease) in reserve for losses and loss adjustment expenses	2,256	3,477
Increase (decrease) in unearned premiums	1,387	655
Increase (decrease) in amounts due to reinsurers	18	201
Increase (decrease) in losses in course of payment	93	(186)
Change in equity adjustments in limited partnerships	(168)	(94)
Distribution of limited partnership income	120	180
Change in other assets and liabilities, net	(339)	(297)
Non-cash compensation expense	49	45
Amortization of bond premium (accrual of bond discount)	(64)	55
Net (gains) losses on investments	276	455
Net cash provided by (used in) operating activities	4,553	3,695

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called/repaid - available for sale	2,310	2,626
Proceeds from fixed maturities sold - available for sale	3,849	1,403
Proceeds from fixed maturities matured/called/repaid - held to maturity	105	39
Proceeds from equity securities sold	126	2,217
Distributions from other invested assets	245	266
Cost of fixed maturities acquired - available for sale	(10,653)	(7,344)
Cost of fixed maturities acquired - held to maturity	(112)	(153)
Cost of equity securities acquired	(17)	(1,003)
Cost of other invested assets acquired	(902)	(1,547)
Net change in short-term investments	(1,034)	149
Net change in unsettled securities transactions	181	(71)
Net cash provided by (used in) investing activities	(5,902)	(3,418)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued (redeemed) during the period for share-based compensation, net of expense	(23)	(17)
Proceeds from public offering of common shares	1,445	—
Purchase of treasury shares	—	(61)
Dividends paid to shareholders	(288)	(255)
Cost of debt repurchase	—	(6)
Net FHLB borrowings (repayments)	300	—
Cost of shares withheld on settlements of share-based compensation awards	(24)	(20)
Net cash provided by (used in) financing activities	1,409	(359)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(23)	39

Net increase (decrease) in cash	38	(42)
Cash, beginning of period	1,398	1,441
Cash, end of period	$1,437	$1,398

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$196	$171
Interest paid	130	98

NON-CASH TRANSACTIONS:
Reclassification of specific investments from fixed maturity securities, available for sale at fair value
to fixed maturity securities, held to maturity at amortized cost net of credit allowances	—	722

On December 27, 2023, the Government of Bermuda enacted the Corporate Income Tax Act 2023, which will apply a 15% corporate income tax to certain Bermuda businesses in fiscal years beginning on or after January 1, 2025. The act includes a provision referred to as the economic transition adjustment, which is intended to provide a fair and equitable transition into the tax regime, and results in a deferred tax benefit for the Company. Pursuant to this legislation, the Company has estimated a $578 million net deferred tax asset as of December 31, 2023. This amount could be subject to change. Any changes will be reflected in the 4th quarter of 2023 as presented in the Company's 2023 Form 10-K filing. Net income (loss), after-tax operating income (loss), net income (loss) per diluted common share, after-tax operating income (loss) per diluted common share, net income ROE, operating income ROE, total shareholder return, book value per common share, and adjusted book value per common share excluding URAD excluding the benefit associated with the net deferred tax asset is displayed in the following reconciliation:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023			2023
		Excl.	Bermuda CIT		Excl.	Bermuda CIT
	As Reported	Bermuda Tax	impact	As Reported	Bermuda Tax	impact
Net income (loss)	$804	$226	$578	$2,517	$1,939	$578
Operating income (loss)	$1,093	$515	$578	$2,776	$2,198	$578

Per common share diluted net income (loss)	$18.53	$5.21	$13.31	$60.19	$46.38	$13.81
Per common share diluted operating income (loss)	$25.18	$11.87	$13.31	$66.39	$52.58	$13.81

Return on equity (annualized)
After-tax operating income (loss)	32.4%	15.6%	16.8 pts	23.1%	18.7%	4.4 pts
After-tax net gains (losses) on investments	-6.5%	-6.6%	0.1 pts	-2.0%	-2.0%	— pts
After-tax foreign exchange income (expense)	-2.1%	-2.1%	— pts	-0.2%	-0.2%	— pts
Net income (loss)	23.8%	6.9%	16.9 pts	20.9%	16.5%	4.4 pts

Total Shareholder Return (TSR)				26.5%	21.3%	5.2 pts
Book value per common share outstanding	$304.29	$290.98	$13.31	$304.29	$290.98	$13.31
Adjusted book value per common share outstanding excluding ("URAD")	$320.95	$307.63	$13.32	$320.95	$307.63	$13.32

(Some amounts may not reconcile due to rounding.)